UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
August 11, 2008

QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	0-13801	95-2888568
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

18111 Von Karman, Suite 600
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 255-2600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President and Chief Executive Officer.

On August 11, 2008, the Board of Directors of Quality Systems, Inc. (the “Company”), upon recommendation of the Company’s Independent Directors Compensation Committee, appointed Steven T. Plochocki as the President and Chief Executive Officer of the Company, effective August 16, 2008.

Mr. Plochocki, age 56, is a director of the Company and is presently a private healthcare investor.  Prior to his appointment as the President and Chief Executive Officer of the Company, he served on the Company’s Audit Committee and was the Chairman of its Compensation Committee and Independent Directors Compensation Committee.  From February 2007 to May 2008, he served as Chairman and Chief Executive Officer of Omniflight Helicopter, Inc., a Dallas-based air medical services company.   From October 2006 through February 2007 Mr. Plochocki was a private investor in the healthcare sector.  He previously served as Chief Executive Officer and Director of Trinity Hospice, a national hospice provider from October 2004 through October 2006.  Prior to joining Trinity Hospice, he was Chief Executive Officer of InSight, a national provider of diagnostic imaging services from November 1999 to August 2004.  Prior to that, he was Chief Executive Officer of Centratex Support Services, Inc., a support services company for the healthcare industry and had previously held other senior level positions with healthcare industry firms.  He holds B.A. in Journalism and Public Relations from Wayne State University and a Master’s degree in Business Management from Central Michigan University.   Mr. Plochocki has been a director of the Company since 2004.

Mr. Plochocki will remain a director of the Company but is no longer deemed an “independent” director under the Company’s Bylaws and applicable marketplace regulations.  Accordingly, he has resigned from his positions on the Company’s Audit Committee, Compensation Committee and Independent Directors Compensation Committee.

A copy of the news release announcing the appointment of Mr. Plochocki is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by this reference.

Employment Agreement

Mr. Plochocki and the Company have entered in to an Employment Agreement, a copy of which is attached to this report as Exhibit 10.1.  Under the terms of the Employment Agreement:

•
Mr. Plochocki shall receive a base salary of $475,000 per fiscal year, prorated for fiscal year 2009 ($296,875 for remainder of fiscal year 2009 from the date of the Employment Agreement) and paid monthly in accordance with the Company’s standard payroll practices.

•
Mr. Plochocki shall receive a signing equity payment of 50,000 nonqualified options to be granted on his first business day in office, Monday, August 18, 2008, with an exercise price equal to the fair market value of the Company’s common stock at the close of trading on such date.  The nonqualified options shall be issued from one of the Company’s existing shareholder approved option plans, have a term of 5 years and vest in 4 equal annual installments commencing one year from the date of grant and have such other terms and conditions as those contained in the Company’s standard stock option grant agreements for Company employees as filed with the Securities and Exchange Commission.

•
Mr. Plochocki shall be eligible for cash bonus and equity bonus awards in accordance with the principles, terms and conditions of the Company’s existing 2009 Bonus Compensation Plan as filed with the Securities and Exchange Commission, provided, however, (i) the maximum cash bonus amount shall be $475,000 prorated for fiscal year 2009 ($296,875 for remainder of fiscal year 2009 from the date of the Employment Agreement); (ii) the maximum number of options which may be earned is 50,000, prorated for fiscal year 2009 (31,250 options for remainder of fiscal year 2009 from the date of the Employment Agreement); and (iii) the required number of acquisitions shall be prorated.

•	Mr. Plochocki shall receive 3 weeks of vacation per year, prorated for fiscal year 2009 (9 business days for remainder of fiscal year 2009 from the date of the Employment Agreement).

•
The 50,000 options granted to Mr. Plochocki as part of the signing equity payment shall immediately vest upon (i) a sale of substantially all of the equity or assets of the Company or a merger where the beneficial owners of the Company’s equity securities immediately prior to such merger no longer constitute a majority of the beneficial ownership immediately thereafter (a “Sale Transaction”); and (ii) Mr. Plochocki agrees to be employed by the buyer in such Sale Transaction for a period of no less than one year after the closing thereof.  If upon a Sales Transaction, Mr. Plochocki is not offered a position with the buyer in such Sales Transaction, he shall be paid a lump sum equal to one year’s base salary as then in effect.

•
The employment agreement shall renew annually unless (i) either party shall provide no less than 30 days advance written notice to the other of its intent not to renew, or (ii) it is earlier terminated by election of either of the parties.  Either party may elect to terminate the employment agreement upon 30 days advance written notice.

•
If the Company should terminate Mr. Plochocki’s employment without “cause” as may be determined by the Board of Directors, then he shall be entitled to receive from the Company upon the date of such termination a lump sum payment equal to (i) one year’s base salary as then in effect, and (ii) a pro-rated cash bonus equal to that percentage of the fiscal year completed at the date of his termination multiplied by the cash bonus actually earned under the Company’s fiscal year compensation plan (as filed with the Securities and Exchange Commission) payable to the CEO of the Company at the end of such fiscal year.  As used herein, the term “cause” shall mean (i) Mr. Plochocki’s willful breach or neglect of the duties and obligations required of him either expressly or impliedly by the terms of the Employment Agreement (including, but not limited to refusal to execute the Company’s standard confidential information agreement); or (ii) his commission of fraud, embezzlement or misappropriation, involving the Company whether or not a criminal or civil charge is filed in connection therewith.

Amendments to 2009 Executive Compensation Plan.

On August 11, 2008, in connection with, and as a result of, the appointment of Steven T. Plochocki as President and Chief Executive Officer and following approval and recommendation by its Independent Directors Compensation Committee, the Company’s Board of Directors approved the following changes to the compensation program for the Company’s named executive officers for the fiscal year ending March 31, 2009 and previously reported on Form 8-K filed with the Securities and Exchange Commission on June 24, 2008:

•	Non-Equity Cash Compensation

The changes to the Company’s non-equity cash incentive compensation component of the fiscal year 2009 compensation program resulting from the appointment of Mr. Plochocki as President and Chief Executive Officer are as follows:   Cash compensation of up to $475,000 (prorated for fiscal year 2009, resulting in $296,875 for remainder of fiscal year 2009 from the date of the Employment Agreement) may be earned based on meeting certain target increases in EPS performance and revenue growth during the fiscal year as well as meeting certain operational requirements established by the Company’s Board of Directors.   Of the total $475,000 potential cash compensation (prorated for fiscal year 2009, resulting in $296,875 for remainder of fiscal year 2009), 40% is allocated to the EPS performance criteria, 40% is allocated to revenue growth criteria and the remaining 20% is discretionary and is subject to meeting the acquisition objectives established by the Board of Directors

•	Equity Compensation

The changes to the equity incentive compensation component of the Company’s fiscal year 2009 compensation program resulting from the appointment of Mr. Plochocki as President and Chief Executive Officer are as follows:  Mr. Plochocki is eligible to receive up to 50,000 options to purchase common stock prorated for fiscal year 2009 (31,250 options for remainder of fiscal year 2009)based on meeting certain target increases in EPS performance and revenue growth during the 2009 fiscal year with 50% of such amount allocated to the EPS performance criteria and 50% allocated to the revenue growth criteria.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated August 11, 2008 between Quality Systems, Inc. and Steven Plochocki.
99.1	Press Release dated August 12, 2008

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2008
QUALITY SYSTEMS, INC.

By:	/s/ Paul Holt
Paul Holt
Chief Financial Officer

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description
10.1	Employment Agreement dated August 11, 2008 between Quality Systems, Inc. and Steven Plochocki.
99.1	Press Release dated August 12, 2008